News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas to Acquire Trico Welding Supplies, Inc. in Northern

California

Acquisition Expected to More than Double MagneGas’ Annualized Revenue Run

Rate to Approximately $14 million

TAMPA, FL – March 22, 2018 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today the Company has made a non-refundable deposit of $1.0 million toward the purchase of Trico Welding Supplies, Inc. (“Trico”). Trico is a $5.5 million revenue industrial gas and welding supply distributor with two locations in Sacramento, California. The Company and Trico anticipate the transaction will close within 3-5 business days assuming no unforeseen delays.

“The purchase of Trico will mark a critical next step in our acquisition plans,” commented Ermanno Santilli, CEO of MagneGas. “We have consistently emphasized the importance of our acquisition strategy to accelerate our growth plans in the California and Texas markets. The addition of an exceptional sales team at Trico will be a key milestone in our expansion in northern California. As our primary west coast distribution partner for MagneGas2® for the past three years, we are intimately familiar with Trico, and we are very excited to augment their growth opportunities in the northern California market. We are already working through the logistics to establish a MagneGas production facility in the area, and we expect MagneGas2® to be a major competitive advantage in California, where renewable energy solutions such as ours are extremely well received. We are excited to leverage our expanded capabilities to drive organic growth for years to come.”

“This acquisition of Trico is attractive to MagneGas for many reasons,” commented Scott Mahoney, CFO of MagneGas. “The opportunity to acquire an exceptionally well run, profitable business in a prime market made sense strategically. Additionally, the combined scale of MagneGas with Trico provides us greater buying power for products, thereby improving margins and enabling us to pursue larger national accounts. Lastly, we have increased our revenue per share by approximately 65%, from about $0.85 of revenue per share after the Green Arc acquisition, to an estimated $1.40 of revenue per share once the acquisition is completed. We believe we are clearly demonstrating a path to generate rapid revenue growth, near term positive EBITDA, and ultimately positive earnings per share. This strategy is clearly paying off; once we close the transaction we will have increased our revenues per share by almost ten-fold from the end of 2017.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, Trico Welding Supply and Complete Welding of San Diego. ESSI has three locations in Florida, Green Arc has two locations in Texas and one location in Louisiana, and Complete Welding has one location in southern California. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.